                                                                    EXHIBIT 20.1


                        MONTHLY SERVICER'S CERTIFICATE

                             FIRST USA BANK, N.A.

                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1

                   FOR THE APRIL 12, 1999 DETERMINATION DATE
                          FOR THE 20TH MONTHLY PERIOD

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2  First USA Bank, N.A. is Servicer under the Pooling and Servicing Agreement.

  3  The undersigned is a Servicing Officer.

  4 The date of this Certificate is April 12, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $133,191,979

     (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $13,606,679

     (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $119,585,299

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $890,600,345

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $176,662,326

  10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)


  11   Monthly Period Trust Activity
  (a)  Trust Activity                                              Total Trust
      ===========================================             ==================
       Beginning Aggregate Principal Receivables                    889,728,723
       Beginning Excess Funding Account Balance                               0
       Beginning Total Principal Balance                            889,728,723
       Collections of Finance Charge Receivables                     13,606,679
       Discount Percentage                                                    0
       Discount Option Receivables Collections                                0
       Net Recoveries                                                         0
       Total  Collections of Finance Charge Receivables              13,606,679
       Total Collections of Principal Receivables                   119,585,299
       Net Default Amount                                             3,392,249
       Minimum Aggregate Principal Receivables Balance              700,000,000
       Ending Aggregate Principal Receivables                       876,662,326
       Ending Excess Funding Account Balance                                  0
       Ending Total Principal Balance                               876,662,326

  (b)  Series Allocations                                       Series 1997-1      Series 1998-1       All Series
     ============================================             =============================================================
       Group Number                                                          1                 2
       Investor Interest                                           300,000,000       400,000,000         700,000,000
       Adjusted Investor Interest                                  300,000,000       400,000,000         700,000,000
       Principal Funding Account Balance                                     0                 0                   0
       Minimum Transferor Interest                                                                        61,366,363

  (c)  Group I Allocations                                      Series 1997-1      Total Group I
     ============================================             =====================================
       Investor Finance Charge Collections                           4,587,920         4,587,920

       Investor Monthly Interest                                     1,534,067         1,534,067
       Investor Monthly Fees (Servicing Fee)                           375,000           375,000
       Investor Default Amounts                                      1,143,803         1,143,803
       Investor Additional Amounts                                           0                 0
       Total                                                         3,052,871         3,052,871

       Reallocated Investor Finance Charge Collections               4,587,920         4,587,920
       Available Excess                                              1,535,049         1,535,049

  12   Series 1997-1 Certificates
                                                                Series 1997-1         All Other          Transferor's
  (a)  Investor/Transferor Allocations                Trust       Interest              Series             Interest
      =======================================================================================================================
       Beginning Investor/Transferor Amounts       889,728,723     300,000,000       400,000,000         189,728,723
       Beginning Adjusted Investor Interest        889,728,723     300,000,000       400,000,000
       Floating Investor Percentage                  100.00000%      33.718143%        44.957524%
       Fixed Investor Percentage                       0.00000%        0.00000%          0.00000%
       Collections of Finance Chg. Receivables      13,606,679       4,587,920         6,117,226
       Collections of Principal Receivables        119,585,299      40,321,942        53,762,589
       Net Default Amount                            3,392,249       1,143,803         1,525,071

       Ending Investor/Transferor Amounts          876,662,326     300,000,000       400,000,000         176,662,326

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                                             Collateral
  (b)  Monthly Period Funding Requirements               Class A          Class B             Interest            Total
     =======================================================================================================================
       Principal Funding Account                                   0                  0               0                   0
       Principal Funding Investment Proceeds                       0                  0               0                   0
       Withdrawal from Reserve Account                             0                  0               0                   0
       Available Reserve Account Amount                            0                  0               0                   0
       Required Reserve Account Amount                             0                  0               0                   0

       Coupon                                                6.15000%           6.35000%        5.53875%            6.12427%
       Floating Investor Percentage                         29.16619%           2.36027%        2.19168%           33.71814%
       Fixed Investor Percentage                                   0                  0               0                   0
       Investor Monthly Interest                           1,329,938            111,125          93,005           1,534,067
       Overdue Monthly Interest                                    0                  0               0                   0
       Additional Interest                                         0                  0               0                   0
               Total Interest Due                          1,329,938            111,125          93,005           1,534,067
       Investor Default Amounts                              989,390             80,066          74,347           1,143,803
       Investor Monthly Fees                                 324,375             26,250          24,375             375,000
       Investor Additional Amounts                                 0                  0               0                   0
               Total Due                                   2,643,702            217,441         191,727           3,052,871

                                                                                             Collateral
  (c)  Certificates - Balances and Distributions         Class A          Class B             Interest            Total
     =======================================================================================================================
       Beginning Investor Interest                       259,500,000         21,000,000      19,500,000         300,000,000
       Monthly Principal-Prin. Funding Account                     0                  0               0                   0
       Principal Payments                                          0                  0               0                   0
       Interest Payments                                   1,329,938            111,125          93,005           1,534,067
       Total Payments                                      1,329,938            111,125          93,005           1,534,067
       Ending Investor Interest                          259,500,000         21,000,000      19,500,000         300,000,000

  (d)  Information regarding Payments in respect of the Class A Certificates
       (per $1,000 original certificate principal amount)
       1.  Total Payment                                                                                           5.125000
       2.  Amount of Payment in respect of Class A Monthly Interest                                                5.125000
       3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                               0
       4.  Amount of Payment in respect of Class A Additional Interest                                                    0
       5.  Amount of Payment in respect of Class A Principal                                                              0

  (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
       1.  Total amount of Class A Investor Charge-Offs                                                                   0
       2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                        0
       3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                             0
       4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
           principal amount                                                                                               0
       5.  The amount, if any, by which the outstanding Principal Balance of the Class A
           Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
           transactions on such Distribution Date                                                                         0

  (f)  Information regarding Payments in respect of the Class B Certificates
       (per $1,000 original certificate principal amount)
       1.  Total Payment                                                                                           5.291667
       2.  Amount of Payment in respect of Class B Monthly Interest                                                5.291667
       3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                               0
       4.  Amount of Payment in respect of Class B Additional Interest                                                    0
       5.  Amount of Payment in respect of Class B Principal                                                              0

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

  (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
       (c), (d) and (e) of the definition of Class B Investor Interest
       1.  Amount of reductions in Class B Investor Interest                                                                0
       2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
           principal amount                                                                                                 0
       3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                    0
       4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
           $1,000 original certificate principal amount                                                                     0
       5.  The amount, if any, by which the outstanding Principal Balance of the Class B
           Certificates exceeds the Class B Investor Interest after giving effect to all
           transactions on such Distribution Date                                                                           0

  (h)  Information regarding Distribution in respect of the Collateral Interest
       1.  Total distribution                                                                                        4.769479
       2.  Amount of distribution in respect of Collateral Monthly Interest                                          4.769479
       3.  Amount of distribution in respect of Collateral Overdue Interest                                                 0
       4.  Amount of distribution in respect of Collateral Monthly Principal                                                0

  (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
       and (e) of the definition of Collateral Interest
       1.  Amount of reductions in Collateral Interest                                                                      0
       2.  Total amount reimbursed in respect of reductions of Collateral Interest                                          0

  (j)  Application of Reallocated Investor Finance Charge Collections
       1.  Class A Available Funds                                                                                  3,968,550

           a.  Class A Monthly Interest                                                                            1,329,938
           b.  Class A Overdue Monthly Interest                                                                            0
           c.  Class A Additional Interest                                                                                 0
           d.  Class A Servicing Fee                                                                                 324,375
           e.  Class A Investor Default Amount                                                                       989,390

           f.   Excess Spread                                                                                      1,324,848

       2.  Class B Available Funds                                                                                   321,154

           a.  Class B Monthly Interest                                                                              111,125
           b.  Class B Overdue Monthly Interest                                                                            0
           c.  Class B Additional Interest                                                                                 0
           d.  Class B Servicing Fee                                                                                  26,250

           e.  Excess Spread                                                                                         183,779

       3.  Collateral Holder Available Funds                                                                         298,215

           a.  Excess Spread                                                                                         298,215

       4.  Total Excess Spread                                                                                      1,806,842

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)


  (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
       1.  Beginning Excess Spread                                                                                  1,806,842
       2.  Excess Finance Charge Collections                                                                                0
       3.  Applied to fund Class A Required Amount                                                                          0
       4.  Unreimbursed Class A Investor Charge-Offs                                                                        0
       5.  Applied to fund Class B Required Amount                                                                     80,066
       6.  Reductions of Class B Investor Interest treated as Available Principal Collections                               0
       7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               93,005
       8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee              24,375
       9.  Collateral Investor Default Amount treated as Available Principal Collections                               74,347
       10. Reductions of Collateral Interest treated as Available Principal Collections                                     0
       11. Deposit to Reserve Account (if required)                                                                         0
       12. Applied to other amounts owed to Collateral Interest Holder                                                      0
       13. Balance to constitute Excess Finance Charge Collections for other series                                 1,535,049

  13   Trust Performance
  (a)  Delinquencies
       1.  30-59 days                                                                                              12,583,328
       2.  60-89 days                                                                                               7,672,600
       3.  90 days and over                                                                                        16,632,043
       4.  Total 30+ days delinquent                                                                               36,887,970

  (b)  Base Rate
       a.  Current Monthly Period                                                                                     8.13627%
       b.  Prior Monthly Period                                                                                       8.08808%
       c.  Second Prior Monthly Period                                                                                8.15252%
  (c)  Three Month Average Base Rate                                                                                  8.12562%

  (d)  Portfolio Yield (gross portfolio yield less net defaults)
       a.  Current Monthly Period                                                                                    13.77647%
       b.  Prior Monthly Period                                                                                      15.64093%
       c.  Second Prior Monthly Period                                                                               13.64177%
  (e)  Three Month Average Portfolio Yield                                                                           14.35306%

  (f)  Excess Spread  Percentage
       a.  Current Monthly Period                                                                                     6.14020%
       b.  Prior Monthly Period                                                                                       8.05285%
       c.  Second Prior Monthly Period                                                                                5.98926%
  (g)  Three Month Average Excess Spread Percentage                                                                   6.72743%

  (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                            14.96995%

  (i)  Portfolio Adjusted Yield                                                                                       5.64020%

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of April

                                              First USA Bank, N.A., as Servicer

                                              By:   /s/ Tracie Klein
                                              -------------------------
                                              Name:  Tracie Klein
                                              Title: First Vice President